UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C

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Exchange Act of 1934

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THE GUITAMMER COMPANY

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THE GUITAMMER COMPANY
6117 Maxtown Road
Westerville, Ohio 43082
 (614) 898-9370

INFORMATION STATEMENT

Shareholders of The Guitammer Company:

This Information Statement is being furnished to you, as a holder of common stock, par value $0.001 (“Common Stock”) of The Guitammer Company, a Nevada corporation (the “Company” or “we”), on December 31, 2012 (the “Record Date”), to inform you of (i) the approval on December 31, 2012 by Shareholders holding 62% of the voting power of all of our Shareholders entitled to vote as of the Record Date (“Majority Shareholders”) of (i) the election of  Mark A. Luden, Kenneth McCaw and Walter J. Doyle as Directors of the Company, (ii) the ratification and approval of the Company’s 2012 Incentive Stock Option Plan (“2012 ISOP”) and (iii) the ratification of the appointment of Schneider Downs & Co., Inc. as the Company's auditors for 2012(collectively the “corporate actions”).

This Information Statement is dated January 7, 2013 and is first being mailed to our Shareholders on or about January 7, 2013.

All necessary corporate approvals in connection with the election of directors, approval of our 2012 ISOP and ratification of the appointment of auditors have been obtained.  This Information Statement is being furnished to all of our Shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder and the provisions of Nevada law, solely for the purpose of informing Shareholders of these corporate actions.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

This Information Statement shall serve as notice to our Shareholders who did not consent to these corporate actions of our Majority Shareholders taken without a meeting.

Sincerely,

/s/ Mark A. Luden
Mark A. Luden
President

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CORPORATE ACTIONS; PASSED UPON THE MERITS OR FAIRNESS OF THESE CORPORATE ACTIONS; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORWARD LOOKING STATEMENTS

Certain statements made in this Information Statement are “forward-looking statements” regarding the plans and objectives of management for future operations and market trends and expectations after the corporate actions. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. When we use words such as “believe,” “anticipates,” “expects,” “intends,” and similar expressions, we are making forward looking statements that are subject to risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the continued conduct of our business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

PLAN AND AGREEMENT OF REORGANIZATION

On May 18, 2011, The Guitammer Company, an Ohio corporation, caused the formation of a Nevada corporation with the same name (the  “Company”, “Guitammer-Nevada”, “we”, “us” and “our”) and entered into a Plan and Agreement of Reorganization with Guitammer-Nevada pursuant to which (i) the shareholders of Guitammer-Ohio would exchange (on a one (1) for thirty-one thousand, two hundred and six (31,206) shares basis) their aggregate 1,602.3 issued and outstanding shares of common stock for an aggregate of 50,001,374  shares of Common Stock, par value $0.001 per share, of Guitammer-Nevada evidencing the same proportional interest in Guitammer-Nevada as they held in Guitammer-Ohio, and  (ii) option and warrant holders to purchase an aggregate of  1,397.7 shares of common stock of Guitammer-Ohio would exchange (on a one (1) for thirty-one thousand, two hundred and six (31,206) shares basis) their options and warrants for options and warrants to purchase an aggregate of 43,616,626 shares of Common Stock, par value $0.001 per share,  of Guitammer-Nevada in the same proportional interest  in Guitammer-Nevada as they held in Guitammer-Ohio (the “Reorganization”). In addition, the Company issued to two lenders warrants to purchase shares of Guitammer-Ohio which because of the Reorganization would be converted into warrants to purchase an aggregate of 225,000 shares of our Common Stock, par value $0.001 per share.  In order to save time and expense of creating and issuing new Guitammer-Nevada options and warrants, the Company’s Board of Directors passed a resolution that the outstanding Guitammer- Ohio options and warrants would be and are deemed to be and constitute the Guitammer- Nevada options and warrants (on the said 1 for 31,206 shares basis) to purchase an aggregate of 43,841,626 shares of our Common Stock.

SHAREHOLDERS' VOTING RIGHTS

At the close of business on December 31, 2012 (the "Record Date"), there were 68,779,482 shares of Common Stock outstanding and entitled to vote.

VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Company’s Common Stock on December 31, 2012 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director of The Guitammer Company, (iii) each of the executive officers of The Guitammer Company and (iv) all directors and executive officers of The Guitammer Company as a group.

Name and Address(1) of Beneficial Owner	Shares Beneficially Owned		Options and Warrants Beneficially Owned		Total Shares and Options Beneficially Owned	Percentages(2)

Mark Luden President, CEO and Director	5,873,110		13,546,556	(6)	19,419,666	23.59%
Richard E. Conn, CFO and Treasurer	35,206		855,629		890,835	1.28%
Marvin Clamme Vice President	6,397,230		5,297,166		11,694,396	15.79%
Kenneth McCaw Director	2,340,450		9,353,946		11,694,396	14.97%
Walter J. Doyle(3) Director	2,794,324		6,899,928		9,694,252	12.81%
Christopher Doyle(4) 8234 Glencullen Ct. Dublin, OH 43017	11,774,024	(4)	218,750		11,774,024	17.38%
Thelma G. Gault 91 Shelby Street Eminence, KY 40019	2,590,098		3,276,630		5,866,728	8.14%
Julie E. Jacobs Trust c/o Francine I. Jacobs, Trustee 1105 Schrock Road Suite 602 Columbus, OH 43229	9,380,409		2,521,357		11,901,766	16.69%
Gerald Jacobs(5) 1105 Schrock Road Suite 602 Columbus, OH 43229	4,046,787		525,000		4,571,787	6.60%
All Officers and Directors as a Group (5 Persons)	17,440,320		35,953,225		53,393,545	51.23%

(1)	Addresses for the officers and directors are the Company’s address.
(2)
The number of shares of Common Stock owned are those "beneficially owned" as determined under SEC regulations, including any shares of Common Stock as to which a person has sole or shared voting or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. As of December 31, 2012, there were 68,779,482 shares of Common Stock outstanding.

(3)	Includes shares held in The Walter J. Doyle Trust and Forest Capital, LLC, which shares, options and warrants Mr. Doyle is deemed to beneficially own.
(4)	Christopher Doyle is the adult son of Walter J. Doyle.
(5)	Includes shares held directly by Gerald Jacobs and warrants held by Standard Energy Company which Mr. Jacobs is deemed to beneficially own.
(6)	Includes 50,000 options owned by Nancy Luden, wife of Mark Luden.

NOMINATION AND ELECTION OF DIRECTORS

On December 31, 2012 by Written Action without a meeting, the Company's Majority Shareholders nominated and elected three directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

The following table sets forth certain information concerning the three persons elected to the Board of Directors and Executive Officers of the Company:

Name	Age	Position
Mark A. Luden	53	President, CEO, Secretary and Director
Richard E. Conn	57	Chief Financial Officer and Treasurer
Marvin Clamme	59	Vice President of Engineering
Kenneth McCaw	61	Director
Walter J. Doyle	77	Director

Mark A. Luden has served as our President, CEO, Secretary, Treasurer and a member of our board of directors since March 1999.  Mr. Luden is a seasoned sales, marketing and management executive with over fourteen (14) years of sales, marketing and management experience in the enterprise financial software industry.  From March 1998 to February 1999, Mr. Luden served as Director of Sales and Marketing for Invata International, a privately funded, startup enterprise real estate software company.  At Invata, he was responsible for developing all sales and marketing programs.  From February 1997 to March 1998, Mr. Luden served as National Accounts Manager for Computer Associates in Columbus, Ohio, where he was responsible for selling enterprise-wide systems, databases and applications software to Fortune 100 companies.  From August 1987 to February 1997, he worked for CCH in various capacities including Sales Manager in the Ohio Division, Branch Manager in Dallas, Texas, Sales Director and Account Representative in Columbus, Ohio, and Sales Representative in Bangor Maine.  While with CCH, Mr. Luden was part of a four person executive team managing the $80 million ProSystemfx tax software business unit.

In addition to leading the strategic and day-by-day operations of the Company, Mr. Luden has served as Chairman of the Small Business Council, and is the Chairman of Division Executive Board of the Consumer Electronics Association (CEA), and was a member of the Executive Board of the CEA for 2010 and 2011.

Mr. Luden’s said past sales and managerial experience and serving as our President, CEO, Secretary, and a member of our board of directors since 1999, being a substantial shareholder of the Company and his affiliation with the CEA, led the Board of Directors to the conclusion that he is qualified to serve as a director of the Company.

Richard E. Conn has served us our Controller since April 2012 and CFO and Treasurer since May 18, 2011.  From April 1982 to March 2012 he served as Vice President of Finance for CoreSource, Inc. whose principal business is health insurance. Mr. Conn is a Certified Public Accountant in good standing and a member of the Ohio Society of Certified Public Accountants.

Marvin Clamme has served as a member of our board of directors and one of our employees since March 1999. Mr. Clamme resigned from the board of directors effective April 5, 2010 and was replaced by Mr. Doyle. Mr. Clamme is a professional studio engineer.  Mr. Clamme is also the inventor of the ButtKicker low frequency audio transducer, and has since assigned all of his rights and interest in ButtKicker and the ButtKicker patent to the Company.

Kenneth McCaw, our founder, has served as a member of our board of directors since March 1990.  Mr. McCaw is an accomplished producer, writer and inventor. He is a graduate of the University of California at Los Angles Film Scoring program. Mr. McCaw has written approximately 200 original music pieces and has produced over 25 albums.  Mr. McCaw has written and produced music for The White House, Walt Disney Productions, The United States Olympic Committee, Opryland Productions, as well as numerous theaters and playhouses throughout the United States.   Mr. McCaw is the inventor of the Hammer Jammer™, a patented, consumer key hammering mechanism for acoustic and electric guitars. Mr. McCaw founded the Company, been on the Board since its inception, invented the Hammer Jammer™ and is a substantial shareholder of the Company, all of which led the Board of Directors to the conclusion that he is qualified to serve as a director of the Company.

Walter J. Doyle was elected a director on April 5, 2010 at the Company’s Annual Meeting of Shareholders.  Since January 1995, Mr. Doyle has served as the President of Forest Capital, an angel capital firm, located in Powell, Ohio. Previously, Mr. Doyle was founder, President and CEO of Industrial Data Technologies Corp. (IDT) for 21years.   IDT designed, developed, manufactured and marketed high-tech products for factory automation projects in the steel, automotive, food and chemical industries.  Earlier, he worked for Industrial Nucleonics/Accuray Corporation (NYC and Columbus, Ohio).  Even earlier, he was a US Army Paratrooper.

Mr. Doyle earned an Electrical Engineering degree from The City College of New York (CCNY) and an MBA from the Harvard Business School.  He is a member and/or on the board of a number of businesses and local civic organizations. As discussed below under Certain Relationships and Related Transactions and Director Independence , Forest Capital, a company controlled by Mr. Doyle, made the Working Capital Loan to the Company. As provided for in the loan documents, the Company agreed to provide Forest Capital the right to appoint one member of the board of directors of the Company, which member is Mr. Doyle.  Mr. Doyle’s said past executive experience being a substantial shareholder of the Company and being nominated to the Board by Forest Capital as aforesaid, led the Board of Directors to the conclusion that he is qualified to serve as a director of the Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

The business of the Company's Board of Directors is conducted through full meetings of the Board and consents of members. There are no family relationships among our directors and executive officers. The Company does not have an audit, nominating or compensation committee. In the opinion of the Board of Directors, no Director may be deemed independent.

Actions of the Board of Directors of the Company during the 2012 fiscal year of the Company were taken by 12 Written Actions without a meeting, 3 meetings were held telephonically and 4 meetings at the Company offices, at which each director attended.

We are not aware of the occurrence during the last ten years of any events that are material to an evaluation of the ability or integrity of any of our directors or executive officers such as the following:
•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting the involvement of such person in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Other Directorships

Other than as indicated above, none of the Company's Directors or Executive Officers hold or have been nominated to hold a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of the Securities Act of 1933 or any company registered as an investment company under the Investment Company Act of 1940.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

General

We have provided what we believe is a competitive  compensation  package to our executive  management  team  through  a  combination  of  base  salary, equity participation and an employee benefits program.

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices since we became a public reporting company.

Our  objective  is to attract  and retain  executives  with the  ability and the experience  necessary to lead us and deliver strong performance and value to our shareholders,  we  strive  to  provide  a  total  compensation  package  that is competitive  with total  compensation  generally  provided to  executives in our industry and general industry  companies of similar size in terms of revenue and market  capitalization.  Those are the organizations against whom we generally compete for executive talent.

The  compensation  package for our executive  officers may include both cash and equity  incentive  plans  that  align  an  executive's   compensation  with  our short-term and long-term performance goals and objectives.

Offer competitive benefits package to all full-time employees.

We provide a benefits package to all full-time employees including health and welfare benefits such as medical insurance.  We have no structured executive perquisite benefits (e.g., club memberships or sports tickets) for any executive officer, including the named executive officers, and we currently do not provide any deferred compensation programs or supplemental pensions to any executive officer, including the named executive officers.

Provide fair and equitable compensation.

We provide a total compensation program that we believe will be perceived by both our executive officers and our shareholders as fair and equitable.  In addition to market pay levels and considering  individual  circumstances related to each executive  officer,  we also consider the pay of each executive  officer relative to each other  executive  officer and relative to other  members of the management  team.  We have designed the total compensation programs to be consistent for our executive management team.

Our Executive Compensation Process

Our board of directors acts as our compensation committee.  Our executive officers are elected by our board of directors.  The following discussions are generally the Company's and the board of directors' historical practices.  Based on their understanding of executive compensation for comparable positions at similarly situated  companies,  experience in making these types of decisions and  judgment   regarding  the  appropriate   amounts  and  types  of  executive compensation to pay and in part on recommendations  where appropriate,  from our chief executive officer,  along with other  considerations  discussed below, the board of  directors  approve the annual  compensation  package of our  executive officers  with  respect  to the  appropriate  base  salary,  and the  grants  of long-term equity incentive awards.

We have two executive officers. The annual performance review of our executive officers is considered by the board of directors when making decisions on setting base salary and grants of long-term equity incentive awards.

The board of directors  review the annual  performance of any parties related to the  CEO  and  consider  the  recommendations  of the  related  person's  direct supervisor with respect to base salary  and  grants of  long-term  equity  incentive  awards.  The board of directors review and may approve these recommendations with modifications as deemed appropriate.

Our Executive Compensation Programs

Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above.  The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose

Base	Fixed annual cash compensation;	Keep our annual compensation
salary	all executives are eligible for	competitive with the market for
	periodic increases in base salary	skills and experience necessary
	based on performance and market	to meet the requirements of the
	pay levels.	executive's role with us.

Long-term	Performance-based equity award	Align interest of management with
equity	which has value to the extent our	shareholders; motivate and reward
incentive	common stock price increases over	management to increase the
plan awards	time; targeted at the market pay	shareholder value of the company
(stock	level and/or competitive practices	over the long term.
options)	at similar companies.

Health	Fixed component. The same/compar-	Provides benefits to meet the
& welfare	able health & welfare benefits	health and & welfare needs of
benefits	(medical and disability insurance)	employees and their families.
are available for all full-time
employees.

Allocation between Long-Term and Currently Paid Out Compensation

The   compensation we currently pay consists of base pay.  The long-term compensation consists entirely of awards of stock options pursuant to our stock option plans.  The  allocation   between   long-term  and  currently  paid  out compensation  is  based  on our  objectives  and how  comparable  companies  use long-term and currently paid compensation to pay their executive officers.

Allocation between Cash and Non-Cash Compensation

It is our policy to allocate all currently paid compensation in the form of cash and all long-term compensation in the form of awards of options to purchase our common stock. We consider competitive markets when determining the allocation between cash and non-cash compensation.

Other Material Policies and Information

All pay elements are cash-based except for the long-term equity incentive program, which is an equity-based (stock options) award. We consider market pay practices and practices of comparable companies in determining the amounts to be paid,  what components  should be paid in cash versus equity,  and how much of a named executive  officer's  compensation  should be short-term  versus long-term compensation  opportunities  for our  executive  officers,  including  our named executive officers, are designed to be competitive with comparable companies. We believe that a substantial portion of each named   executive   officer's compensation should be in performance-based pay.

In  determining  whether to increase or decrease  compensation  to our executive officers,  including our named executive officers, annually we take into account the  changes (if any) in the market pay levels,  the  contributions  made by the executive officer,  the performance of the executive  officer,  the increases or decreases in responsibilities  and roles of the executive officer,  the business needs for the executive  officer,  the  transferability  of managerial skills to another employer,  the relevance of the executive officer's  experience to other potential  employers and the readiness of the executive officer to assume a more significant role with another organization.  In addition, we consider the executive officer's current base salary in relation to the market pay of similar companies.

Compensation or amounts realized by executives from prior  compensation from us, such as gains from previously awarded stock options or options awards, are taken into account in setting  other  elements of  compensation,  such as base pay, or awards of stock options  under our  long-term  equity  incentive  program.    We  believe  that our  executive  officers  should  be fairly compensated  each year  relative to market pay levels of similar  companies  and equity among all our executive officers. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation.

Annual Cash Compensation

To attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to our shareholders, we provide a competitive total compensation package for companies that we compare with. Base salaries and total compensation are targeted  at  market  levels  of  similar  companies,   considering   individual performance  and  experience,  to ensure that each  executive  is  appropriately compensated.

Base Salary

Annually we review salary ranges and individual salaries for our executive officers.  We  establish  the base salary for each  executive  officer  based on consideration  of market pay levels of similar  companies and internal  factors, such as the  individual's  performance and experience,  and the pay of others on the executive team.

We consider  market pay levels among  individuals  in comparable  positions with transferable  skills  within our  industry and  comparable  companies in general industry.  When establishing the base salary of any executive officer, we also consider business requirements for certain skills,  individual  experience and contributions,  the  roles  and  responsibilities  of the  executive  and  other factors. We believe a competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.  Approximately 30% to 90% of an executive officer’s total cash compensation, depending on the executive's role with us, is paid as a base salary.

The base salaries paid to our named executive officers are set forth below in the Summary Compensation Table - See "Summary of Compensation." For the fiscal year ended December 31, 2012, cash compensation to our named executive officers was $107,692  to our chief executive officer and $71,250 to our CFO. We believe that the base salary paid to our executive officers during 2012 achieves our executive compensation objectives and is within our objective of providing a base salary at market levels.

Long-term Equity Incentive Compensation

We award long-term equity incentive grants to executive officers and directors, including certain named executive officers, as part of our total compensation package. These awards are consistent with our pay for performance principles and  align  the  interests  of  the  executive  officers  to  the  interests  of  our shareholders.  The board of directors reviews the amount of each award to be granted to each named executive officer and approves each award.  Long-term equity incentive awards are made pursuant to our stock option plans.

Our long-term equity incentive compensation is currently exclusively in the form of options to acquire our common stock.  The value of the stock options awarded is dependent upon the performance of our common stock price.  The board of directors and management believe that stock options currently are the appropriate vehicle to provide long-term incentive compensation to our executive officers.  Other  types  of  long-term  equity  incentive  compensation  may  be considered  in the future as our business  strategy  evolves.  Stock options are awarded on the basis of anticipated service to us and vest as determined by the board of directors.

Options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.  Fair market value is defined as the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our common stock on the grant date. Like our other pay components, long-term equity incentive award grants are determined based on competitive market levels of comparable companies.

Generally, we do not consider an executive officer's stock holdings or previous stock option grants in determining the number of stock options to be granted. We believe that our executive officers should be fairly compensated each year relative to market pay levels of comparable companies and relative to our other executive   officers.   Moreover,   we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation.  We do not have any requirement that executive officers hold a specific amount of our common stock or stock options.

The  board of  directors  retains  discretion  to make  stock  option  awards to executive officers at other times,  including in connection with the hiring of a new  executive  officer,  the  promotion  of an  executive  officer,  to  reward executive   officers,   for  retention  purposes  or  for  other   circumstances recommended  by  management.  The exercise price of any such grant is the fair market value of our stock on the grant date.

For  accounting  purposes,  we apply the  guidance  in  Statement  of  Financial Accounting  Standard  123 (revised  December  2004),  or SFAS 123(R),  to record compensation expense for our stock option grants. SFAS 123(R) is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.

Executive officers recognize taxable income from stock option awards when a vested option is exercised.  We generally receive a corresponding tax deduction for compensation expense in the year of exercise.  The amount  included in the executive  officer's  wages and the  amount we may deduct is equal to the common stock  price  when the stock  options  are  exercised  less the  exercise  price multiplied by the number of stock options exercised.  We currently do not pay or reimburse any executive officer for any taxes due upon exercise of a stock option.

Overview of 2012 Compensation

We believe that the total compensation paid to our named executive officers for the fiscal year ended December 31, 2012 achieves the overall objectives of our executive compensation program.  In accordance with our overall objectives, executive compensation for 2012 was competitive with comparable companies.  See "Summary of Compensation."

Other Benefits

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefit program.

Tax Deductibility of Executive Compensation

Limitations on  deductibility  of compensation may occur under Section 162(m) of the  Internal  Revenue  Code which  generally  limits the tax  deductibility  of compensation paid by a public company to its chief executive officer and certain other  highly  compensated  executive  officers  to $1  million  in the year the compensation becomes taxable to the executive officer.  There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs.  We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Summary Compensation Table                                                       The table below sets forth for our last three completed fiscal years, the compensation earned by our President and CEO and CFO, who are our only “Named Executive Officers”, and no person who served as an executive officer during our last completed fiscal year, or who has been chosen to become an executive officer and not named, received, or will receive, $100,000 or more of compensation.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Mark A. Luden President,CEO, Secretary	2012 2011 2010	$107,692 $100,000 $96,154	$472,602 $ - $ -	$1,499 $1,226 $1,002	$581,793 $101,226 $ 97,156

Richard E. Conn CFO and Treasurer	2012 2011 2010	$71,250 $52,500 $50481	$76,017 $ - $ -	$1,999 $1,640 $1,337	$149,266 $54,140 $51,818

(1)
In 2012, Mr. Luden received ten-year options  to purchase 3,000,000 shares of our Common Stock,  at an exercise price of $0.25 per share as additional compensation for his service to the Company.  The options were valued at $472,602 according to the Black-Scholes option pricing model.  Also in 2012, Mr. Conn received ten-year options  to purchase 500,000 shares of our Common Stock,  at an exercise price of $0.25 per share as additional compensation for his service to the Company.  The options were valued at $76,017 according to the Black-Scholes option pricing model.

(2)	Represents health insurance premiums paid by the Company.

Compensation of Directors

Members of our Board of Directors do not receive any compensation for serving on the Board. Our directors will be eligible to participate in any equity incentive plan which we may adopt in the future. We reimburse our directors for their reasonable expenses incurred in attending meetings of our board of directors. Provisions of Nevada Law allow us to indemnify our officers, employees, directors and director nominees against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with their service to us if it is determined that that person acted in good faith and in a manner which he reasonably believed was in our best interest.

Retention and Bonus Plan for Key Employees

In December of 2006, our board of directors approved a retention and bonus plan for key employees.  Our board approved the plan in order to induce key employees to remain with the Company, particularly in the event of a “change of control” such as the following: a merger or consolidation of which the Company is not the surviving corporation; a merger or consolidation in which the Company’s then current shareholders hold less than 50% of the Company’s outstanding stock; the sale of all or substantially all of the Company’s assets; the acquisition, sale or transfer of more than 50% of the outstanding voting securities of the Company; or the effectiveness of the filing of a registration statement for the public offering of securities of the Company and sale of more than 50% of the outstanding securities of the Company pursuant to such registration.  If within six (6) months after a change of control a participant of the plan (which participants are determined in the sole discretion of the board of directors) is terminated from employment by the Company due to his or her disability, death or by the Company for any reason other than cause, such participant is due severance compensation from 0% to 250% of the participant’s base salary based on the amount of total consideration paid in connection with the change of control.  Our board has sole authority to administer and/or amend the plan.

On November 16, 2011, the Board of Directors approved a stock option plan for its employees and approved 600,000 stock options for three of its employees.  The Board was advised by its legal counsel that certain changes to the stock option plan were needed and would require the previous plan and option grants to be cancelled and then replaced with a new plan and new option grants.   On February 1, 2012, the Board cancelled the plan approved on November 16, 2011 and approved a new 2012 Incentive Stock Option Plan (“2012 ISOP”)and 600,000 stock options for three of its employees, with an exercise price of $0.25 per share with a vesting schedule of 60% on the first anniversary of the grant, 20% on the second anniversary of the grant and the final 20% on the third anniversary of the grant. See discussion below of the 2012 ISOP that was approved by the Majority Shareholders on December 31, 2012.

Outstanding Equity Awards at Fiscal Year End

The table below shows outstanding equity awards for the Company's executive officers as of the fiscal year ended December 31, 2012, which equity awards consists of ten-year, non-qualified stock options granted under the Company’s 1999 Non-Qualified Stock Option Plan (the "1999 Options"), all of which are vested and exercisable but none of which have been exercised and options granted under the 2012 ISOP, none of which are vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(1)
Mark A. Luden, CEO	4,255,356	0	0	$0.0032	(2)	0	$0	0	$0
	6,241,200	0	0	$0.02	(3)	0	$0	0	$0
	3,000,000	0	3,0000,000	.25	(4)	3,000,000	$0	3,000,000	$0
Richard E. Conn	355,629	0	0	$.0032	(5)	0	$0	0	$0
	500,000	0	500,000.25		(6)	500,000	$0	500,000	$0

(1)	Post-Reorganization shares aggregate 13,496,556 shares at a conversion ratio of 31,206 to 1.
(2)	Options for 1,390,851 shares expire June 29, 2019, for 1,029,798 shares December 14,2019 and for 1,834,707 shares December 30, 2019.
(3)	Options for 1,248,240 shares expire February 28, 2017 and for 4,992,960 shares March 12, 2019.
(4)	Options for 3,000,000 shares expire November 25, 2022. Shares vest 1,000,000 on November 25, 2013, 1,000,000 on November 25, 2014, and 1,000,000 on November 25, 2015. Since the options are exercisable at $.25 and the Company’s stock is currently trading at $.16, management believes these options have no value as of the filing date of this form.
(5)	Options for 355,629 shares expire June 29,2019.
(6)	Options for 500,000 shares expire January 31, 2022. Shares vest 300,000 on January 31, 2013, 100,000 on January 31, 2014, and 100,000 on January 31, 2015. Since the options are exercisable at $.25 and the Company’s stock is currently trading at $.16, management believes these options have no value as of the filing date of this form.

Certain Relationships and Related Transactions and Director Independence.

Except for the transactions described below, none of our directors, officers or principal shareholders, or any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transactions, during the years ended December 31, 2012 and 2011.

In July of 2009, we entered into a Working Capital Loan and Consulting Agreement (the “Working Capital Loan”), with Forest Capital, LLC (“Forest”), which is controlled by Walter J. Doyle, a Director of the Company.  Pursuant to the Working Capital Loan, Forest loaned us an aggregate of $250,000, which amount bore interest at the rate of 10% per annum.  The principal amount of the loan was initially payable by us upon the earlier to occur of (a) the completion of a significant funding transaction or (b) December 31, 2009, provided that the Company could extend the loan to December 31, 2010, provided that we pay all of the accrued interest then due on the loan by December 31, 2009, and that we agree to increase the interest rate of the Working Capital Loan to 20% per annum, compounded monthly and payable annual. The Working Capital Loan was so extended and was due on demand. As of February 29, 2012, the balance due on this loan was $150,000. In consideration for Forest agreeing to the Working Capital Loan, we agreed to issue and in January 2010 issued to Forest 85.3 shares of Guitammer-Ohio which because of the Reorganization have been converted into an aggregate of 2,661, 871 shares of the Company’s common stock (subsequently transferred to The Walter J. Doyle Trust) and granted 10-year options to purchase shares of Guitammer-Ohio which because of the Reorganization have been converted into options to purchase 655,326 shares of the Company’s Common Stock at an exercise price of $0.02 per share. Also,  the Company’s directors, including Mr. Luden, Mr. McCaw and Mr. Clamme agreed to transfer and have each transferred to Forest options to purchase shares of Guitammer-Ohio which because of the Reorganization have been converted into options to purchase  2,014,971 shares of the Company’s Common Stock (a total of  6,044,914 shares) at an exercise price of $0.02 per share. Also, the Company agreed to provide Forest the right to appoint one member of the board of directors of the Company, which member is Mr. Doyle.  On December 21, 2011, $100,000 of the principal and all interest due on the loan was converted to shares of the Company’s stock pursuant to the note conversion agreement.  Also, the note was amended on December 21, 2011 reissued and now bears interest at a rate of 8%.  The first interest payment is due on January 3, 2013.   The loan is payable on January 3, 2014.  The outstanding balance on the Working Capital Loan as of December 31, 2012 was $150,000.

In May 2003, we borrowed $800,000 at 8% interest per annum from Thelma Gault (the “Gault Loan”) (a shareholder of the Company and owner of Eminence Speaker LLC, a manufacturing partner of the Company).  The Gault Loan included a security interest over substantially all of our assets, and required that we needed Ms. Gault’s prior approval before incurring any additional debt.  In connection with the Gault Loan, we granted Ms. Gault options to purchase shares of Guitammer-Ohio which because of the Reorganization have been converted into options to purchase an aggregate of 3,276,630 shares of our Common Stock.  All of the options have an exercise price of $0.02 per share and have vested.  The Gault Loan was originally due May 6, 2008.

The Gault Loan was amended in January 2008 to increase the interest rate to 10% per annum (beginning on May 6, 2008), provide for 72 monthly payments to be made on the loan starting in June 2008, to extend the due date of the loan until June 1, 2014, and to provide that in the event the Company obtains financing of over $4,000,000, the Company shall use commercially reasonable efforts to negotiate to use a portion of the funding to repay the Gault Note and that the Company shall use its commercially reasonable efforts to make yearly prepayments on the loan in an amount equal to 7.5% of the Company’s available cash on hand as of the end of the immediately preceding year.  The amendment to the Gault Loan also added certain events of default under the loan including if Mark Luden is no longer active in the day-to-day operations of the Company, absent the written approval of a replacement by Ms. Gault.

On April 25, 2008 Ms. Gault signed an Intercreditor Agreement with the Director of Development of the State of Ohio, also a creditor of the Company, in which she agreed to share, paripassu, with the Director her security interest in the assets of the Company securing the Gault Loan.

In February 2009, the Gault Loan was amended again to subordinate the repayment of the loan to the repayment of the Credit Agreement described below. In November 2010, the Gault Loan was amended once again to subordinate the repayment of the loan to the repayment of the Julie E. Jacobs Trust’s and the Standard Energy Company’s loans described below.   The outstanding balance on the Gault Loan as of December 31, 2012 was $584,352.

On March 9, 2009, we entered into a Credit Facilitation Agreement (the “Credit Agreement”) with Walter J. Doyle, as Trustee of the Walter J. Doyle Trust dated February 5, 1992, and Francine I. Jacobs, Trustee of the Revocable Trust created by Julie E. Jacobs under Agreement dated November 25, 2009 (collectively “Doyle and Jacobs”), both of whom were investors in the Company.  Pursuant to the Credit Agreement, Doyle and Jacobs each agreed to guarantee 50% of a Merrill Lynch line of credit loan to the Company of $400,000, which loan carries a variable interest rate tied to the LIBOR rate.  The amount loaned pursuant to the Credit Agreement was to be used to acquire inventory and finance accounts receivable.  The loan is secured by a first priority security interest and lien on all of Guitammer property and assets.  We agreed to pay Doyle and Jacobs an annual fee of 4% of the outstanding amount of the Credit Agreement, to sell to each of Doyle and Jacobs an aggregate of 20% of the then outstanding shares of Guitammer-Ohio for $1.00 per share, or 292 shares of Guitammer-Ohio each which because of the Reorganization have been converted into 9,112,152 shares of our Common Stock, an aggregate of 18,224,304 shares, and pay the legal fees associated with the Credit Agreement. On December 21, 2011, the annual fee that was due on the loans was converted to shares of the Company’s stock pursuant to the note conversion agreement.

Additionally, in connection with the Credit Agreement, we agreed to grant to certain of our key employees, directors and officers options to purchase shares of Guitammer-Ohio which because of the Reorganization have been converted into options to purchase shares of our Common Stock, as follows:
•	Ken McCaw – Options to purchase 3,744,720 shares of Common Stock;
•	Marvin Clamme – Options to purchase 3,744,720 shares of Common Stock; and
•	Mark Luden – Options to purchase 4,992,960 shares of Common Stock.

All of the options have an exercise price of $0.02 per share and have vested.

The Credit Agreement is due and payable on demand.  The balance due of the Credit Agreement as of December 31, 2012 was $397,372.

On April 7, 2010 the Julie E. Jacobs Trust (“Jacobs Trust”) loaned us $100,000. The loan was due on June 7, 2010 but has not been paid. The Note bore interest at the rate of 30% per annum and was payable on demand.As additional consideration for the loan, the Company agreed to issue to the Jacobs Trust Warrants to purchase 125,003 shares of our Common Stock post- Reorganization at $0.005 per share at the time of a Company IPO.  On December 21, 2011, the interest due on the loan was converted to shares of the Company’s stock pursuant to the note conversion agreement.  Also, the note was amended on December 21, 2011 reissued and now bears interest at a rate of 8%.  The first interest payment is due on January 3, 2013. The loan is payable on January 3, 2014.As of December 31, 2012, the balance due on this loan was $100,000.

On October 5, 2010 the Standard Energy Company loaned us $100,000. Standard Energy Company is controlled by Gerald Jacobs, a substantial shareholder of the Company. The loan bore interest at the rate of 10% per annum, is unsecured and was payable September 30, 2011.  On December 21, 2011, the principal and interest due on the loan was converted to shares of the Company’s stock pursuant to the note conversion agreement.
On October 5, 2010 the Company issued its Promissory Note payable to Walter J. Doyle Trust in the amount of $25,000 to evidence a loan made to the Company that date.  The note bore interest at the rate of 10% per annum and was due September 30, 2011.   On December 21, 2011, the principal and interest due on the loan was converted into 112,108 shares of the Company’s Common Stock.

On November 12, 2010 the Company arranged an inventory financing agreement with the Walter J. Doyle Trust and the Julie E. Jacobs Trust, for an aggregate of $300,000 and a monthly interest rate of 2%.  The loan was evidenced by two-$150,000 promissory notes payable to the lenders (one of which is the Standard Energy Company) and secured by a first lien on all of the assets of the Company. The notes were due on October 14, 2011.  On December 21, 2011, the principal and interest on the loan was converted into 1,500,456 shares of the Company’s Common Stock.

Director Independence  In the opinion of the Board of Directors, no Director may be deemed independent.

APPROVAL OF 2012 INCENTIVE STOCK OPTION PLAN

On December 31, 2012 by Written Action without a meeting, the Company's Majority Shareholders approved the 2012 Incentive Stock Option Plan. The Board of Directors adopted the 2012 ISOP on February 1, 2012.

As of December 31, 2012, the Company granted options to purchase 600,000 shares of Common Stock under the 2012 ISOP to three of its employees, with an exercise price of $0.25 per share with a vesting schedule of 60% on the first anniversary of the grant, 20% on the second anniversary of the grant and the final 20% on the third anniversary of the grant.

The following is a summary of the principal features of the 2012 ISOP. A copy of the 2012 ISOP is attached to this Information Statement as Attachment A.  Any stockholder who wishes to obtain a copy of the 2012 ISOP may also do so upon written request to our corporate secretary at our principal executive offices, 6117 Maxtown Road, Westerville, Ohio 43082.

Purpose

The purpose of the 2012 ISOP is to provide incentives to attract retain and motivate eligible participants whose present and potential contributions are important to the success of the Company and subsidiaries, by offering them an opportunity to participate in the Company's future performance through stock options granted to such persons for no additional consideration for the granting of the option. Options granted under the 2012 ISOP may be either incentive stock options which qualify for special tax treatment under Section 422 of the Internal Revenue Code (“ISOs”) or non-statutory stock options. Non-statutory options are not afforded special tax treatment under the Internal Revenue Code. We must obtain shareholder approval for the 2012 ISOP by no later than February 1, 2013. in order for any options granted under the plan to qualify as an ISO.

Underlying Shares

A total of 600,000 shares of Common Stock are reserved for issuance under the 2012 ISOP and available for option grants, subject to adjustments provided in the 2012 ISOP. If any options granted under the plan are forfeited for any reason before they have been exercised, vested or exercised in full, the unused shares subject to those expired, terminated or forfeited options will again be available for purposes of the plan. No options may be granted after February 1, 2022 the termination date for the plan.

Amendment to Plan

The Board of Directors may at any time terminate or amend the 2012 ISOP in any respect, including without limitation amendment of any form of option agreement or instrument to be executed pursuant to the 2012 ISOP; provided, however, that the Board of Directors will not, without the approval of the stockholders of the Company, amend the 2012 ISOP in any manner that requires such stockholder approval.

Option Grants

ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a subsidiary.  Non-statutory options may be granted to employees, officers, directors and consultants of the Company or a subsidiary. We have approximately 6 employees who are eligible to be granted options. Any options granted to a consultant of the Company must be for bona fide services rendered to the Company other than in connection with the offer and sale of securities in a capital-raising transaction.

Option Exercise

Options may be exercisable within the times or upon the events determined by the Board of Directors, provided that no option will be exercisable after the expiration of ten (10) years from the date the option is granted, and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary will be exercisable after the expiration of five (5) years from the date the ISO is granted. The exercise price of an option will be determined by the Board of Directors when the option is granted and may be not less than 85% of the fair market value of the shares on the date of grant; provided that: (a) the exercise price of an ISO will be not less than 100% of the fair market value of the shares on the date of grant; and (b) the exercise price of any ISO granted to a 10% stockholder will not be less than 110% of the fair market value of the shares on the date of grant. The exercise price may be paid in cash or in previously owned shares or by other means permitted by the Committee.

On December 31, 2012, the market price of the Company’s common stock as reported on the OTCBB  Market was $0.16 per share.

Options Expiration

Options will expire and cannot be exercised 30 days after the termination of a participant’s employment, except upon death or disability the options will expire 180 days after termination. Only options that have become exercisable under their terms may be exercised.

Options under the 2012 ISOP that are exercisable at the time of the death of the participant are transferable only by the participant’s last will and testament or applicable state laws on decent and distribution.

Plan Administration

The Board of Directors shall administer the 2012 ISOP. The Board may grant options to employees and other eligible participants and will determine whether such options will be ISOs within the meaning of the Internal Revenue Code or non-statutory stock options, the number of shares subject to an option, the exercise price of the option, the period during which the option may be exercised, and all other terms and conditions of the option, within the limitations imposed under the 2012 ISOP.

The Board may also interpret the 2012 ISOP, may establish and amend terms of existing options, except that if the participant is adversely affected by the amendment, the participant must also consent.

Tax Consequences

Options granted under the 2012 ISOP may be ISOs, which are governed by Internal Revenue Code Section 422, as amended, or as non-statutory stock options, which are governed by Internal Revenue Code Section 83, as amended. Generally, no federal income tax is payable by the participant upon the grant of an ISO and no deduction is taken by the Company. If certain holding periods are met, the exercise of an ISO does not result in taxation to the participant; rather, the participant is taxed only at the time of sale. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the participant will be taxed on any appreciation in excess of the exercise price as long-term capital gains. In that event, the Company is not entitled to a deduction for the amount of the capital gains.

Under current tax laws, if a participant exercises a non-statutory stock option, the participant will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and, thereafter, the participant would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the participant held the stock after exercise. When the option is exercised, the Company will be entitled to a corresponding tax deduction.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

On April 18, 2012, the Board of Directors of the Company dismissed Friedman LLP as our independent registered public accounting firm and approved the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. On December 31, 2012 by Written Action without a meeting, the Company's Majority Shareholders approved the appointment of Schneider Downs & Co., Inc. to replace Friedman LLP, as the Company’s independent registered public accounting firm effective April 18, 2012.   The Board of Directors’ reason for the change in independent accounting firms was the need to have a firm that had offices located in close proximity to the Company’s location in Westerville, Ohio.

The reports of Friedman LLP on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.   The opinion of Friedman LLP, however, included in the Company’s audit report for the fiscal years ending December 31, 2010 and 2011 included an emphasis related to concern about the Company’s ability to continue as a going concern.  The concern was the result of the Company’s accumulated deficit and lack of capital which raised significant doubt about the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2011 and through April 18, 2012, there were no disagreements with Friedman LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Friedman LLP, would have caused Friedman LLP to make reference to the matter in its report.  During the Company’s three recent fiscal years and any subsequent interim period preceding the date hereof, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years and through  April 18, 2012, neither the Company nor anyone on behalf of the Company consulted with Schneider Downs & Co., Inc. regarding either the application of accounting principles to a specified transaction, either completed or proposed: or the type of audit opinion that might be rendered on the Company’s  financial statements; or on any matter considered important by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

Fees billed for service rendered by Friedman LLP for the reviews of Forms 10-Q and for the audits of the consolidated financial statements of the Company were approximately $70,000 for 2011and approximately $46,000 for 2010. Estimated fees billed for service rendered by Schneider Downs & Co., Inc. for the reviews of Forms 10-Q of the Company were approximately $19,000 for 2012.

Tax Fees
Aggregate fees billed for permissible tax services rendered by Hack Steer & Company LLP consisted of approximately $4,000 for 2011 and approximately $2,000 for 2010. These amounts include tax consulting, preparation of federal and state income tax returns.

All Other Fees
None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 2012 fiscal year all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been met on a timely basis.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Exchange Act and file periodic reports, and other information with the SEC relating to our business, financial and other matters. You may obtain copies of these materials by written request to the Company.

You may also obtain copies of these materials by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov

By Order of the Board of Directors

/s/ Mark A. Luden
Mark A. Luden
President and Chief Executive Officer

Dated:  January 7, 2013

EXHIBIT A

2012 Incentive Stock Option Plan

1.         Purposes of this Plan

The purposes of this THE GUITAMMER COMPANY 2012 Incentive Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees of the Company and its Subsidiaries, to promote the success of the Company's business and to enable the Employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company.

Options granted hereunder may be either Incentive Stock Options or Non-Statutory Stock Options, at the discretion of the Board and as reflected in the terms of the written stock option agreement.

Definitions

As used herein, the following definitions shall apply:

(a)      “Board” shall mean the Board of Directors of the Company.

(b)      “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)      “Common Stock” shall mean the Common Stock of the Company, $0.001 par value.

(d)      “Company” shall mean THE GUITAMMER COMPANY, a Nevada corporation.

(e)      “Committee” shall mean the Committee appointed by the Board in accordance with Section 4 of this Plan, if one is appointed.

(f)      “Continuous Employment” or “Continuous Status as an Employee” shall mean the absence of any interruption or termination of employment or service as an Employee by or to the Company or any Parent or Subsidiary of the Company which now exists or is hereafter organized or acquired by or acquires the Company.  Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or in the event of transfers between locations of the Company or between the Company, its Parent, any of its Subsidiaries or its successors.

(g)      “Disinterested Person” shall mean a director who is a "Non-Employee Director" as such term is defined pursuant to Rule 16b-3(b)(3)(i) promulgated pursuant to the Exchange Act and any applicable releases and opinions of the Securities and Exchange Commission.

(h)      “Employee” shall mean any person, including officers and directors, employed by the Company, its Parent, any of its Subsidiaries or its successors; or, for purposes of eligibility for Nonstatutory Stock Options, any person employed by the Company, including officers and directors, or any consultant to, or director of, the Company, or any Parent or Subsidiary of the Company, whether or not such consultant or director is an employee of such entities.

(i)      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor legislation.

(j)      “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(k)      “Nonstatutory Stock Option” shall mean an Option which is not an Incentive Stock Option.

(l)      “Option" shall mean a stock option granted pursuant to this Plan.

(m)    “Option Agreement” shall mean a written agreement in such form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, evidencing an Option.

(n)      “Optioned Stock” shall mean the Common Stock subject to an Option.

(o)      “Optionee” shall mean an Employee who is granted an Option.

(p)      “Parent” shall mean a "parent corporation," whether now or hereafter existing, as defined in Sections 425(e) and (g) of the Code.

(q)      “Plan” shall mean this 2012 Incentive Stock Option Plan.

(r)      “Share" or "Shares” shall mean the Common Stock, as adjusted in accordance with Section 11 of this Plan.

(s)      “Stock Purchase Agreement” shall mean an agreement in such form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which is to be executed as a condition of purchasing Optioned Stock upon exercise of an Option.

(t)      “Subsidiary” shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 425(f) and (g) of the Code.

3.         Stock Subject to this Plan
Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under this Plan is ten million (10,000,000) Shares.  The Shares may be authorized, but unissued or reacquired Shares other than reacquired shares delivered pursuant to Section 7(c) hereof as payment of consideration in the exercise of an option.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares shall, unless this Plan shall have been terminated, return to this Plan and become available for other Options under this Plan.

4.         Administration of this Plan
(a)      Procedure  This Plan shall be administered by the Board. The Board may appoint a Committee consisting of two (2) or more members of the Board (or such greater number as is required to qualify for the exemption from the provisions of Section 16(b) of the Exchange Act provided by Rule 16b-3 promulgated pursuant to the Exchange Act) to administer this Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe.  Once appointed, the Committee shall continue to serve until otherwise directed by the Board.  From time to time, the Board may increase the size of the Committee and appoint additional members of the Board thereto, remove members (with or without cause) and appoint new members of the Board in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer this Plan.  Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of this Plan or the grant of Options pursuant to this Plan, except that no such member shall act upon the granting of an Option to such person nor shall any such members presence at a meeting of the Board of Directors establish the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him.

(b)      Administration Notwithstanding the provisions of subsection (a), this Plan shall be administered either by: (i) the full Board, provided that at all times each member of the Board is a Disinterested Person; or (ii) a Committee which at all times consists solely of Board members who are Disinterested Persons.  The Board or Committee shall take all action necessary to administer this Plan in accordance with the then-effective provisions of Rule 16b-3 promulgated under the Exchange Act, provided that any amendment to this Plan required for compliance with such provisions shall be made in accordance with Section 13 of this Plan.

(c)      Powers of the Board and/or Committee  Subject to the provisions of this Plan, the Committee or the Board, as appropriate, shall have the authority, in its discretion:  (i) to grant Incentive Stock Options and Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 7 of this Plan, the fair market value per Share; (iii) to determine the exercise price of the Options, which exercise price and type of consideration shall be determined in accordance with Section 7 of this Plan; (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted, and the number of Shares to be subject to each Option; (v) to prescribe, amend and rescind rules and regulations relating to this Plan; (vi) to determine the terms and provisions of each Option Agreement and each Stock Purchase Agreement (each of which need not be identical with the terms of other Option Agreements and Stock Purchase Agreements) and, with the consent of the holder thereof, to modify or amend each Option Agreement and Stock Purchase Agreement; (vii) to determine whether a stock repurchase agreement or other agreement will be required to be executed by any Employee as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Optionee, to amend any such agreement; (viii) to interpret this Plan, the Option Agreements, the Stock Purchase Agreements or any agreement entered into with respect to the grant or exercise of Options; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the grant or exercise thereof; and (x) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of this Plan.

(d)      Effect of the Board’s or Committee's Decision  All decisions, determinations and interpretations of the Board or the Committee shall be final and binding on all Optionees and any other holders of Options.

5.         Eligibility
Incentive Stock Options and Nonstatutory Stock Options may be granted only to Employees.  An Employee who has been granted an Option may, if such Employee is otherwise eligible, be granted additional Options.

6.         Term of Plan
This Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of a majority of the outstanding shares of the Company's capital stock entitled to vote on the adoption of this Plan.  This Plan shall continue in effect for a term of ten (10) years unless sooner terminated in accordance with the terms and provisions of this Plan.

7.         Option Price & Consideration
(a)      Exercise Price  The exercise price per Share for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Board; provided, however, that such price shall in no event be less than eighty-five percent (85%) with respect to Nonstatutory Stock Options, and one hundred percent (100%) with respect to Incentive Stock Options, of the fair market value per Share on the date of grant.  In the case of an Option granted to an Employee who, at the time the Option is granted, owns stock (as determined under Section 425(d) of the Code) constituting more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, the exercise price per Share shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of grant.

(b)      Fair Market Value  The fair market value per Share on the date of grant shall be determined by the Board in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the closing bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations ("NASDAQ") System), or, in the event the Common Stock is listed on a stock exchange or on the NASDAQ System, the fair market value per Share shall be the closing price on the exchange or on the NASDAQ System as of the date of grant of the Option, as reported in The Wall Street Journal.

(c)      Payment of Consideration  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, Shares held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes which have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment.  Subject to subparagraphs (i) and (ii) hereto, utilization of Shares as the method of payment may be completed by the tender of Shares then held by the Optionee.  In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration is deemed to be such as may be reasonably expected to benefit the Company.

(i)              If the consideration for the exercise of an Option is the surrender of previously acquired and owned Shares, the Optionee will be required to make representations and warranties satisfactory to the Company regarding his title to the Shares used to effect the purchase, including, without limitation, representations and warranties that the Optionee has good and marketable title to such Shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such Shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company.  The value of the Shares used to effect the purchase shall be the fair market value of those Shares as determined by the Board in its sole discretion, exercised in good faith.

(ii)              If an Optionee is permitted to exercise an Option by delivering shares of the Company's Common Stock, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the option price.  Shares of the Company's Common Stock so delivered or withheld shall be valued at their fair market value on the date of exercise of the Option, as determined by the Committee and/or the Board, as appropriate.  Any balance of the exercise price shall be paid in cash or by check or a promissory note, each in accordance with the terms of this Section 7.

8.         Options
(a)      Terms & Provisions of Options  As provided in Section 4 of this Plan and subject to any limitations specified herein, the Board and/or Committee shall have the authority to determine the terms and provisions of any Option granted under this Plan or any agreement required to be executed in connection with the grant or exercise of an Option.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement.  Options granted pursuant to this Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies authorizing the Company to issue such Options and Shares issuable upon exercise thereof.

(b)      Term of Option  The term of each Option may be up to ten (10) years from the date of grant thereof as determined by the Board upon the grant of the Option and specified in the Option Agreement, except that the term of an Option granted to an Employee who, at the time the Option is granted, owns stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(c)      Exercise of Option

(i)              Procedure for Exercise; Rights as a Shareholder.  Any Option shall be exercisable at such times, in such installments and under such conditions as may be determined by the Board and specified in the Option Agreement, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of this Plan.

An Option may be exercised in accordance with the provisions of this Plan as to all or any portion of the Shares then exercisable under an Option, from time to time during the term of the Option.  An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by an executed Stock Purchase Agreement and any other agreements required by the terms of this Plan and/or the Option Agreement.  Full payment may consist of such consideration and method of payment allowable under Section 7 of this Plan.  Until the Option is properly exercised in accordance with the terms of this paragraph, no right to vote or receive dividends or any other rights as a stockholder exist with respect to the Optioned Stock.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 11 of this Plan.

As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised.  The time of issuance and delivery of the certificate(s) representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.  No Option may be exercised unless this Plan has been duly approved by the shareholders of the Company in accordance with applicable law.  Notwithstanding anything to the contrary herein, the terms of a Stock Purchase Agreement required to be executed and delivered in connection with the exercise of an Option may require the certificate or certificates representing the Shares purchased upon exercise of an Option to be delivered and deposited with the Company as security for the Optionee's faithful performance of the terms of his Stock Purchase Agreement.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)              Termination of Status as an Employee  If an Optionee ceases to serve as an Employee for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his Continuous Status as an Employee, such Optionee shall have the right to exercise the Option at any time within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board at the time of granting the Option), following the date such Optionee ceases his Continuous Status as an Employee of the Company to the extent that such Optionee was entitled to exercise the Option at the date of such termination; provided, however, that no Option shall be exercisable after the expiration of the term set forth in the Option Agreement.  To the extent that such Optionee was not entitled to exercise the Option at the date of such termination, or if such Optionee does not exercise such Option (which such Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

(iii)              Death or Disability of Optionee  If an Optionee ceases to serve as an Employee due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his Continuous Status as an Employee, the Option may be exercised at any time within six (6) months following the date of death or termination of employment due to disability, in the case of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, or, in the case of disability, by the Optionee, but in any case only to the extent the Optionee was entitled to exercise the Option at the date of his termination of employment by death or disability; provided, however, that no Option shall be exercisable after the expiration of the Option term set forth in the Option Agreement.  To the extent that such Optionee was not entitled to exercise such Option at the date of his termination of employment by death or disability or if such Option is not exercised (to the extent it could be exercised) within the time specified herein, the Option shall terminate.

(iv)              Extension of Time to Exercise  Notwithstanding anything to the contrary in this Section 8, the Board may at any time and from time to time prior to the termination of a Nonstatutory Stock Option, with the consent of the Optionee, extend the period of time during which the Optionee may exercise his Nonstatutory Stock Option following the date the Optionee ceases such Optionee's Continuous Status as an Employee; provided, however, that (1) the maximum period of time during which a Nonstatutory Stock Option shall be exercisable following such termination date shall not exceed an aggregate of six (6) months, (2) the Nonstatutory Stock Option shall not become exercisable after the expiration of the term of such Option as set forth in the Option Agreement as a result of such extension, and (3) notwithstanding any extension of time during which the Nonstatutory Stock Option may be exercised, such Option, unless otherwise amended by the Board, shall only be exercisable to the extent to which the Optionee was entitled to exercise it on the date Optionee ceased Continuous Status as an Employee.  To the extent that such Optionee was not entitled to exercise the Option at the date of such termination, or if such Optionee does not exercise an Option which Optionee was entitled to exercise within the time specified herein, the Option shall terminate.

9.         Limit on Value of Optioned Stock
No Incentive Stock Option may be granted to an Employee if, as a result of such grant, the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Company, its Parents or its Subsidiaries, if any, exceeds One Hundred Thousand Dollars ($100,000).

10.         Non-Transferability of Options
Options granted under this Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee.

11.         Adjustments Upon Changes in Capitalization or Merger
(a)      Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option or repurchase of shares from an Optionee upon termination of employment or service, as well as the exercise or purchase price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, combination or reclassification of the Common Stock, or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than stock bonuses to Employees, including, without limitation, officers and directors); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to this Plan or an Option.

(b)      In the event of the merger, consolidation or reorganization of the Company with or into another corporation as a result of which the Company is not the surviving corporation or as a result of which the outstanding Shares are exchanged for or converted into cash or property or securities not of the Company, the Board may (i) make provision for the assumption of all outstanding Options by the successor corporation or a Parent or a Subsidiary thereof, or (ii) declare that outstanding Options shall terminate as of a date fixed by the Board which is at least thirty (30) days after the notice thereof to the Optionee, unless such thirty (30) day period is waived by the Optionee.  In the event of a dissolution or liquidation of the Company or the sale of all or substantially all of the assets of the Company, the Company's outstanding Options shall terminate as to an Optionee upon termination of Continuous Status as an Employee.

(c)      No fractional shares of Common Stock shall be issuable on account of any action described in this Section, and the aggregate number of shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

12.         Time of Granting Options
The date of grant of an Option shall be the date on which the Board or Committee makes the determination granting such Option; provided, however, that if the Board or Committee determines that such grant shall be as of some future date, the date of grant shall be such future date.  Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

13.         Amendment & Termination of this Plan
(a)      Amendment & Termination  The Board may amend or terminate this Plan from time to time in such respects as the Board may deem advisable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of the Code, except that, without approval of the holders of a majority of the outstanding shares of the Company's capital stock, no such revision or amendment shall:

(i)     Increase the number of Shares subject to this Plan, other than in connection with an adjustment under Section 11 of this Plan;

(ii)        Materially change the designation of the class of Employees eligible to be granted Options;

(iii)       Remove the administration of this Plan from the Board (other than to the Committee);

(iv)       Materially increase the benefits accruing to participants under this Plan; or

(v)        Extend the term of this Plan.

(b)         Effect of Amendment or Termination  Except as otherwise provided in Section 11, any amendment or termination of this Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company.

14.         Conditions Upon Issuance of Shares
(a)      Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, applicable state securities laws, the rules and regulations promulgated thereunder, and the requirement of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)      As a condition to the exercise of an Option, the Board may require the person exercising such Option to execute an agreement with, and/or may require the person exercising such Option to make any representation and warranty to, the Company as may in the judgment of counsel to the Company be required under applicable law or regulation, including but not limited to a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is appropriate under any of the aforementioned relevant provisions of law.

15.         Reservation of Shares
The Company, during the term of this Plan, at all times shall reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

The Company, during the term of this Plan, shall use diligent efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of this Plan.  The inability of the Company to obtain the requisite authorization(s) deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.         Stock Option and Stock Purchase Agreements
Options shall be evidenced by written stock option agreements in such form or forms as the Board shall approve from time to time.  Upon the exercise of an Option, the Optionee shall sign and deliver to the Company at the Company's option, (i) a Stock Purchase Agreement (if required to be executed and delivered to the Company by an Optionee as a condition to the exercise of an Option) in such form or forms as the Board shall approve from time to time, and/or (ii) an investment representation statement acceptable to the Company.

17.         Shareholder Approval
Continuance of this Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board.  If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote thereon.  All Options granted prior to shareholder approval of this Plan are subject to such approval, and if such approval is not obtained within twelve (12) months before or after the date this Plan is adopted by the Board all such Options shall expire and shall be of no further force or effect.

18.       Cashless Exercise.
Notwithstanding any other provision contained herein to the contrary, the Optionholder may elect to receive, without the payment by the Optionholder of the aggregate Option Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Option, or any specified portion hereof, by the surrender of this Option (or such portion of this Option being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B (the “Net Issue Election Notice”), duly executed, to the Company.  Thereupon, the Company shall issue to the Optionholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A - B)

A

where

X =          the number of shares of Common Stock to which the Optionholder is entitled upon such cashless exercise;

Y =          the total number of shares of Common Stock covered by this Option for which the Optionholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Optionholder and shares as to which the purchase rights are to be canceled as payment therefor);

A =         the “Market Price” of one share of Common Stock as at the date the net issue election is made; and

B =          the Option Price in effect under this Option at the time the net issue election is made.

19.         Taxes, Fees, Expenses & Withholding of Taxes
(a)      The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use diligent efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

(b)      The grant of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof.  To the extent that compensation or other amounts, if any, payable to the Optionee are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee, as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal and state law.

(c)      The Board or any Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 and interpretations thereof by the staff of the Securities and Exchange Commission) provide any or all holders of outstanding option grants under this Plan with the election (a "Withholding Election") to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal and State income taxes (“Taxes”) incurred in connection with the acquisition of such Shares.  In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes.  The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes (the "Tax Date") or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.  Notwithstanding the foregoing, Optionees subject to the short-swing profit limitations of Section 16 of the Exchange Act shall have the right to elect to deliver previously owned stock or make a Withholding Election:  (a) six months or more prior to the Tax Date and/or (b) prior to the Tax Date and within a "window period" specified in Rule 16(b)-3(f) promulgated pursuant to the Exchange Act.

20.         Liability of Company
The Company, its Parent or any Subsidiary which is in existence or hereafter comes into existence shall not be liable to an Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Options intended to be Incentive Stock Options granted hereunder do not qualify as incentive stock options within the meaning of Section 422 of the Code.

21.         Information to Optionee
The Company shall provide without charge at least annually to each Optionee during the period his Option is outstanding a balance sheet and income statement of the Company.  In the event that the Company provides annual reports or periodic reports to its shareholders during the period in which an Optionee's Option is outstanding, the Company shall provide to each Optionee a copy of each such report.

22.         Notices
Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, as first class, registered or certified mail, with postage and fees prepaid and addressed (i) if to the Company, at its principal place of business, attention:  Secretary, or (ii) if to the Optionee at his address as set forth on the signature page of his Option Agreement, or at such other address as either party may from time to time designate in writing to the other.  It shall be the obligation of each Optionee and each transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his direct mailing address.

23.         No Enlargement of Employee Rights
This Plan is purely voluntary on the part of the Company, and the continuance of this Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment or service of any Employee.  Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ or service of the Company, its Parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Employee at any time with or without cause and with or without notice.  No Employee shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such Employee, and upon such grant such Employee shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

24.         Legends on Certificates
(a)      Federal Law  Unless an appropriate registration statement is filed pursuant to the Securities Act of 1933, as amended, with respect to the Options and Shares issuable under this Plan, each document or certificate representing such Options or Shares shall be endorsed thereon with a legend substantially as follows:

“THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)      Ohio Legend  If required by the Ohio Securities Commissioner, each document or certificate representing the Options or Shares issuable under this Plan shall be endorsed thereon with a legend substantially as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE TEXAS SECURITIES COMMISSIONER OF THE STATE OF OHIO, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

(c)      Additional Legends  Each document or certificate representing the Options or Shares issuable under this Plan shall also contain legends as may be required under applicable blue sky laws or by any Stock Purchase Agreement or other agreement the execution of which is a condition to the exercise of an Option under this Plan.

25.         Availability of Plan
A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it.

26.         Compliance with Exchange Act Rule 16b-3
With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, promulgated pursuant to the Exchange Act, or its successors.  To the extent any provision of this Plan or action by the Board or any Committee fails so to comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board or any Committee.

27.         Invalid Provisions
In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

28.         Applicable Law
This Plan shall be governed by and construed in accordance with the laws of the State of Nevada.